UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2016

PUMA BIOTECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35703	77-0683487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Boulevard, Suite 2150

Los Angeles, California 90024

(Address of principal executive offices) (Zip Code)

(424) 248-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Puma Biotechnology, Inc. (the “Company”) is announcing that Dr. Richard B. Phillips has rejoined the Company as its Interim Head of Regulatory Affairs, Quality Assurance and Pharmacovigilance. Dr. Phillips previously served in a similar capacity at the Company as Senior Vice President, Regulatory Affairs, Quality Assurance and Pharmacovigilance from November 2011 to November 2014. From March 2010 to October 2011, he worked as a consultant with pharmaceutical and biotech companies in the area of regulatory affairs. From January 2007 to July 2009, Dr. Phillips served as Senior Vice President of Regulatory Affairs and Quality Assurance at Cougar Biotechnology, Inc., and following the acquisition of Cougar by Johnson & Johnson, from July 2009 until March 2010, he oversaw the integration of Cougar’s regulatory affairs and quality assurance function with Johnson & Johnson. From September 2005 to January 2007, Dr. Phillips was employed by Amgen Inc., where he was the Director of Regulatory Affairs and Global Regulatory Leader for Vectibix (panitumumab), which received FDA approval in 2006 for the treatment of metastatic colorectal cancer. Dr. Phillips has also held regulatory affairs management positions with Chugai Pharma USA, Pfizer Inc. (Parke-Davis), Johnson & Johnson (Janssen, L.P.), Novartis A.G., G.D. Searle (Pfizer) and Structural GenomiX. Dr. Phillips received a B.S. from the University of California, Irvine and a Ph.D. from the University of California, Berkeley.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUMA BIOTECHNOLOGY, INC.

Date: April 18, 2016	By:	/s/ Alan H. Auerbach
Alan H. Auerbach
President and Chief Executive Officer